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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

GENERAC HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 8, 2011

To our stockholders,

        Notice is hereby given that the 2011 annual meeting of stockholders of Generac Holdings Inc. will be held on Wednesday, June 8, 2011, at 9:00 a.m. local time, at the Marriott Milwaukee West, W231 N1600 Corporate Court, Waukesha, WI 53186, for the following purposes:

  1.
  To elect the two nominees named herein as Class II directors;

  2.
  To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm to audit the consolidated financial statements of Generac Holdings Inc. and its subsidiaries for the year ended December 31, 2011;

  3.
  To vote on an advisory, non-binding "say-on-pay" resolution that approves the compensation of our executive officers;

  4.
  To vote on an advisory, non-binding resolution regarding the frequency of our advisory votes on executive compensation; and

  5.
  To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

        Holders of record of our common stock at the close of business on April 19, 2011 are entitled to notice of, and to vote at, the annual meeting. Stockholders of record may vote their shares via telephone, over the Internet, by signing, dating and mailing the proxy card in the envelope provided, by delivering a completed proxy card at the annual meeting or by voting in person at the annual meeting. Instructions regarding all methods of voting are contained on the proxy card. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

By Order of the Board of Directors,

Aaron Jagdfeld President and Chief Executive Officer

April 29, 2011

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE OR, IF YOU PREFER, SUBMIT YOUR PROXY BY TELEPHONE OR USING THE INTERNET, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

GENERAC HOLDINGS INC.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
June 8, 2011

 INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement will first be mailed on or about May 4, 2011 to stockholders of Generac Holdings Inc., which is sometimes referred to in this proxy statement as "we," "us," "our," or the "Company" in connection with the solicitation by our board of directors (the "Board of Directors" or "Board") of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday, June 8, 2011, at 9:00 a.m. local time, at the Marriott Milwaukee West, W231 N1600 Corporate Court, Waukesha, WI 53186, and any postponement or adjournment thereof.

Matters to be Considered

        At the meeting, stockholders will be asked to vote to elect the two nominees named herein as Class II directors, to ratify the selection of the independent registered public accounting firm, to vote on an advisory, non-binding "say-on-pay" resolution that approves the compensation of our executive officers and to vote on an advisory, non-binding resolution regarding the frequency of our advisory votes on executive compensation. See "PROPOSAL 1—ELECTION OF CLASS II DIRECTORS", "PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.", "PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION" and "PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF THE SAY ON PAY VOTE". The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

        Holders of common stock as of the record date, which was the close of business on April 19, 2011, are entitled to notice of, and to vote at, annual meeting. As of the record date, there were 67,565,154 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.

Information About This Proxy Statement

        Why you received this proxy statement.    You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the "SEC") and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice relating to these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Telephone: (800) 962-4284
Fax: (312) 601 2312

        Householding.    The SEC's rules permit us to deliver a set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy statement to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, please contact York Ragen, Chief Financial Officer ("CFO"), Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, WI 53189.

        If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and other communications for your household, please contact York Ragen, CFO, at the above address.

Voting by and Revocation of Proxies

        Stockholders of record are requested to vote by proxy in one of three ways:

  •
  By telephone—Use the toll-free telephone number shown on your proxy card;

  •
  By internet—Visit the Internet website indicated on your proxy card and follow the on-screen instructions;

  •
  By mail—You can date, sign and promptly return your proxy card by mail in the enclosed postage prepaid envelope; or

  •
  In person—You can deliver a completed proxy card at the meeting or vote in person.

        Voting instructions (including instructions for both telephonic and Internet proxies) are provided on the proxy card. The Internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders' instructions have been recorded properly. A control number, located on the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by Internet or telephone, it will not be necessary to return your proxy card.

        If a stockholder does not return a signed proxy card or submit a proxy by the Internet or by telephone, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.

        If instructions are not given and you do not indicate how your shares should be voted on a proposal, the shares represented by your properly completed proxy will be voted as the Board recommends.    In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Company in its sole discretion, on any matters brought before the 2011 annual meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

        Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company's Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.

        If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone proxies will depend on their voting procedures.

Quorum

        The presence at the annual meeting, in person or by proxy, of the holders of at least 33,782,578 shares, constituting a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the annual meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

Required Votes

        Election of Nominees named herein as Directors.    Proposal 1. Under our Amended and Restated Bylaws (the "Bylaws"), the affirmative vote of the holders of a plurality of shares of common stock voting on this matter at the annual meeting (i.e., the largest number of votes cast) is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality.

        Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.    Proposal 2, relating to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2011, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock voting on the matter at the annual meeting. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the resolution.

        Approval of Non-Binding "Say-on-Pay" Resolution Regarding Executive Compensation.    Proposal 3, relating to the non-binding resolution that approves our executive compensation, will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock voting on the matter at the annual meeting. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of the resolution.

        Approval of Non-Binding Resolution Relating to Frequency of "Say on Pay" Vote.    Proposal 4, relating to a non-binding resolution regarding the frequency of our "say-on-pay" votes, allows stockholders to choose between the options of holding this advisory vote once every three years, once every other year, once every year, or to abstain from voting. The option receiving the highest number of votes will be considered as the stockholders' preferred frequency for the non-binding "say-on-pay" votes. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the determination of the vote.

        Other Matters.    If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Shares Held by Brokers

        If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the annual meeting, such as the ratification of the appointment of Ernst & Young LLP. If you do not provide voting instructions on a non-discretionary item, including the election of the nominees named herein as directors, the shares will be treated as "broker non-votes." "Broker non-votes" will be included in determining the presence of a quorum at the annual meeting but will have no effect on the outcome of the vote on any of the matters described in this proxy statement.

Proxy Solicitation

        We will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. Copies of our proxy statement will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. In addition, under the terms of our engagement with Computershare Trust Company, N.A. ("Computershare") as transfer agent for the Company, Computershare provides services in connection with our annual meeting. The anticipated total cost of such engagement is $12,000, of which a small portion of such cost relates to services provided in connection with our annual meeting. Solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by Computershare or by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Independent Registered Public Accounting Firm

        We have been advised that a representative of Ernst & Young LLP, our independent registered public accounting firm for the year ended December 31, 2010, will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

Important Notice Regarding Internet Availability of Proxy Materials for the
2011 Annual Meeting to be held on June 8, 2011

        Our proxy material relating to our 2011 Annual Meeting (notice, proxy statement and annual report) will be available at "Investor Relations" on our website at www.generac.com.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

        Our Third Amended and Restated Certificate of Incorporation provides that our Board of Directors is divided into three classes, as nearly equal in number as possible, with each class serving a consecutive three-year term. The term of the current Class II Directors will expire on the date of the 2011 annual meeting, subject to the election and qualification of their respective successors.

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, strategy, risk, technical expertise, policy-making, etc.). The following biographies describe the business experience of each director. Following the biographical information for each director below, we have listed qualifications that, in addition to those discussed above, the Board of Directors considered in determining whether to recommend the director be nominated for reelection.

        The nominees for election as Class II Directors at the 2011 annual meeting are described below. The Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the candidates for election. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2014 and until successors have been elected and qualified. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate.

        The Board of Directors recommends a vote FOR the Company's nominees for Class II Directors.

 Nominees for Election

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class II Directors
Stephen Murray	48, has served as a director of Generac since November 2006. Mr. Murray currently serves as President and Chief Executive Officer of CCMP. Prior to joining CCMP when it was founded in August 2006, Mr. Murray was a Partner at J.P. Morgan Partners, LLC. Prior to joining J.P. Morgan Partners in 1989, Mr. Murray was a Vice President with the Middle-Market Lending Division of Manufacturers Hanover. Mr. Murray holds a B.A. from Boston College and an M.B.A. from Columbia Business School. He currently serves on the board of directors of AMC Entertainment, ARAMARK Corporation, Infogroup Inc. and Warner Chilcott. In addition, during the past five years, he has served as a director of Cabelas Incorporated.

Mr. Murray represents stockholder interests in that he was originally appointed as a director of the Company by our majority stockholder. He has extensive experience in the financial and investment industry, a wealth of management experience and leadership skills he developed at CCMP and J.P. Morgan Partners. He also has experience as a director of a diverse group of private and public companies, including early stage public companies. Mr. Murray also has a longstanding tenure on the Board, which provides a breadth of experience with the Company that is beneficial to the Board as a whole.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Edward A. LeBlanc	64, has served as a director of Generac since December 2006. Prior to founding the management consulting firm Focus Associates, LLC in the fall of 2008, Mr. LeBlanc served in an interim capacity as Chairman and CEO of Generac from October 2007 to September 2008. From 2000 to 2005, Mr. LeBlanc was Chief Executive Officer of Kidde PLC's R&C Division, the world's premier manufacturer of smoke and carbon monoxide alarms and fire extinguishers headquartered in Mebane, North Carolina. He served as President and CEO of Regent Lighting Corporation from 1997 through 2000. Prior to joining Regent he held numerous senior level positions at Macklanburg-Duncan, Oklahoma City, Oklahoma serving as President and COO from 1987 to 1997. In addition, during the past five years, Mr. LeBlanc previously served on the board of directors of Ames True Temper.
Mr. LeBlanc has extensive management and leadership experience, including as CEO and COO of a number of companies, and has founded his own management consulting firm.

Other Members of the Board of Directors

        Including the nominees, the Board of Directors currently consists of seven directors, each of whom, other than the nominees, is described below. The term of the Class I Directors shall expire at the 2013 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The term of the Class III Directors shall expire at the 2012 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class I Directors
Aaron Jagdfeld President and Chief Executive Officer	39, has served as our Chief Executive Officer since September 30, 2008 and as a director since November 2006. Prior to becoming Chief Executive Officer, Mr. Jagdfeld worked for Generac for 15 years. He began his career in the finance department in 1994 and became our Chief Financial Officer in 2002. In 2007, he was appointed president and was responsible for sales, marketing, engineering and product development. Prior to joining Generac, Mr. Jagdfeld worked in the audit practice of the Milwaukee, Wisconsin office of Deloitte and Touche. Mr. Jagdfeld holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater.

Mr. Jagdfeld is our Chief Executive Officer and a director on our Board of Directors. As the Chief Executive Officer and the only management representative on the Board, Mr. Jagdfeld provides valuable insight to the Board into the day-to-day business issues facing the Company. Since joining the Company, he has navigated a number of challenges, including our initial public offering and the recent global economic downturn. Mr. Jagdfeld has extensive finance experience and has high-level leadership experience in several prior positions.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
John D. Bowlin

60, has served as a director of Generac since December 2006. Mr. Bowlin has been a consultant to CCMP Capital Advisors, LLC ("CCMP") since January 2008. Mr. Bowlin previously served as President and Chief Executive Officer of Miller Brewing Company from 1999 until 2003. From 1985 until 2002, Mr. Bowlin was employed by Philip Morris Companies, Inc., in various leadership capacities, including President, Kraft International, Inc. (1996-1999), President and Chief Operating Officer, Kraft Foods North America (1994-1996), President and Chief Operating Officer, Miller Brewing Company (1993-1994), and President, Oscar Mayer Food Corporation (1991-1993). He currently serves as a director of Quiznos Sub, and he previously served as a director and Non-Executive Chairman of Spectrum Brands and as a director of Pliant Corporation.

Mr. Bowlin has extensive leadership skills and operations experience in senior positions, including as Chairman, Chief Executive Officer and Chief Operating Officer for a number of private companies and divisions of public companies.

Timothy Walsh

48, has served as a director of Generac since November 2006 and was appointed as our Lead Director in connection with the Company's initial public offering. Mr. Walsh currently serves as a Managing Director in the New York office of CCMP. Prior to joining CCMP when it was founded in August 2006, Mr. Walsh was a Partner at J.P. Morgan Partners, LLC. Prior to joining J.P. Morgan Partners in 1993, Mr. Walsh worked on various industry-focused client teams within The Chase Manhattan Corporation. Mr. Walsh holds a B.S. from Trinity College and an M.B.A. from the University of Chicago Graduate School of Business. He currently serves on the board of directors of Kraton Performance Polymers, Inc. He previously served as a director of Pliant Corporation.

Mr. Walsh represents stockholder interests in that he was originally appointed as a director of the Company by our majority stockholder. He has excellent skills and experience in corporate finance, having over two decades of experience in banking, investment banking and private equity finance. He also has experience as a director of a diverse group of private and public companies, including early stage public companies. Mr. Walsh also has a longstanding tenure on the Board, which provides a breadth of experience with the Company that is beneficial to the Board as a whole.

Name and present position, if any, with the Company	Age, period served as a director, other business experience
Class III Directors
Barry J. Goldstein	68, has served as a independent director of Generac since September 2009. In October 2000, Mr. Goldstein retired as Executive Vice President and Chief Financial Officer of Office Depot, Inc., which he joined as Chief Financial Officer in May 1987. Mr. Goldstein was with Grant Thornton from 1969 through May 1987, where he was named a Partner in 1976. Mr. Goldstein currently serves on the board of directors of Interline Brands Inc. and Kraton Performance Polymers, Inc.
Mr. Goldstein has over 30 years of finance experience and has experience as a director for a number of private and public companies.
David A. Ramon

55, has served as an independent director of Generac since April 15, 2010. Mr. Ramon has more than 25 years of broad management, operations and investment experience with both established and emerging companies. He co-founded Vaduz Partners in 1998, a private investment firm for which he continues to serve as a Managing Partner. From 2000 through 2007, Mr. Ramon was also President, Chief Executive Officer, and director of USA.NET, Inc. From 1997 to 1998, he was President of the Coleman Outdoor Recreation Group. From 1993 to 1997, Mr. Ramon held various senior management positions including President and Chief Operating Officer of New World Television, Inc. and director of New World Communications Group, Inc. From 1982 to 1994, Mr. Ramon served as the Executive Vice President and Chief Financial Officer of Gillett Holdings, Inc. Prior to 1982, Mr. Ramon was employed by Arthur Young & Company and earned a Bachelor of Business Administration degree in accounting from the University of Wisconsin. He serves on the management board of TTBG, LLC.

Mr. Ramon has extensive finance, high-level leadership and financial experience, including as CEO, COO, President and CFO of a number of private and public companies. He also has excellent skills and experience in corporate finance, having over 25 years of experience in finance and accounting.

CORPORATE GOVERNANCE

Board of Directors Independence Standards for Directors and Controlled Company Exemption

        Pursuant to our Corporate Governance Policy, a copy of which is available on our website at www.generac.com, the Board of Directors is required to affirmatively determine whether our directors are independent under the listing standards of the New York Stock Exchange ("NYSE"), the principal exchange on which our common stock is traded.

        During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation, any transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a "material relationship" that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any "categorical standards" for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

        As a result of this review, the Board of Directors affirmatively determined that John D. Bowlin, Barry J. Goldstein and David A. Ramon are independent directors under the applicable rules of the NYSE.

        Because affiliates of CCMP control a majority of our outstanding common stock, we are a "controlled company" within the meaning of the NYSE corporate governance standards. Under these rules, a "controlled company" may elect not to comply with certain NYSE corporate governance standards, including:

  •
  the requirement that a majority of the board of directors consist of independent directors;

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  the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

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  the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  the requirement for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

        We utilize these exemptions. As a result, we do not have a majority of independent directors, our Nominating and Corporate Governance committee and Compensation Committee do not consist entirely of independent directors and such committees are not subject to annual performance evaluations.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.generac.com.

Audit Committee

        The current members of the Audit Committee are Mr. Barry J. Goldstein (Chair), Mr. David A. Ramon and Mr. John D. Bowlin. Mr. Bowlin became a member of the Audit Committee effective January 31, 2011, replacing Mr. Stephen V. McKenna, who resigned as a member of the Board of Directors effective February 11, 2011. The Board has determined that Mr. Goldstein and Mr. Ramon are "audit committee financial experts" as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our audit committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the audit committee.

        The Board of Directors has affirmatively determined that each of Messrs. Goldstein, Ramon and Bowlin meet the definition of "independent director" for purposes of serving on an audit committee under applicable SEC and New York Stock Exchange rules.

        The controlled company exemption does not modify the independence requirements for the Audit Committee, and we are in compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE, which require that our audit committee be composed of at least three members, all of whom were required to be independent by February 10, 2011 (one year following the effective date of the registration statement for our initial public offering).

        The Audit Committee, among other things, assists the Board of Directors in fulfilling its responsibility relating to (a) the integrity of our financial statements, (b) our systems of internal controls and disclosure controls and procedures, (c) our compliance with applicable law and ethics programs, (d) the annual independent audit of our financial statements and (e) the evaluation of financial and enterprise risks. In connection with its review of the Company's financial statements, the Audit Committee receives reports from the Company's Chief Financial Officer and the Company's independent registered public accounting firm regarding significant risks and exposures and will assess management's steps to minimize them. The Audit Committee also reviews material legal and regulatory matters and compliance with significant applicable legal, ethical and regulatory requirements, and receives reports from the Company's management relating to these matters.

        In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and pre-approve the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process and review our financial statements and disclosures and certain SEC filings and financial press releases.

        The Audit Committee officially met five times in 2010, and members of the Audit Committee also met informally amongst themselves, with management and with and other members of the Board from time to time. Decisions regarding audit-related matters were approved by our Board after taking into account the recommendations of the Audit Committee and its members. In connection with our initial public offering, a new Audit Committee charter was approved, and, as a public company, meetings of the Audit Committee, including meetings at which it meets with our independent registered public accounting firm without management present, are held regularly.

Compensation Committee

        The members of the Compensation Committee are Mr. Timothy Walsh (Chair) and Mr. John D. Bowlin. Following adjournment of our 2011 annual meeting of stockholders, each of Messrs. Walsh (Chair) and Bowlin will continue to be the members of the Compensation Committee.

        The Board of Directors has determined that each member of the Compensation Committee qualifies as an "outside director" pursuant to Section 162(m) of the Internal Revenue Code of 1986, as

amended. Because we are a "controlled company" within the meaning of the NYSE corporate governance standards, we are not required to have the Compensation Committee consist of all independent directors.

        The Compensation Committee plays an integral role in the Company's processes and procedures for the consideration and determination of executive and director compensation. The Compensation Committee recommends to the Board of Directors the compensation policies and individual compensation decisions for our executive officers, and ensures that these policies and decisions are consistent with overall corporate performance. The Compensation Committee, in conjunction with the Nominating and Corporate Governance Committee, reviews the form and amount of director compensation and makes recommendations to the Board related thereto. The Compensation Committee has the authority to approve all stock option grants and other equity awards to our employees, directors and executive officers. The Compensation Committee also reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers. In setting compensation, the Compensation Committee works with its independent compensation consultant and management to create incentives that encourage an appropriate level of risk-taking that is consistent with the Company's business strategy and maximization of stockholder value.

        The Compensation Committee has sole decision-making authority with respect to all compensation decisions for our executive officers and directors, including annual incentive plan awards and grants of equity awards subject to further action of the Board as the Board shall determine. The Compensation Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers. The Nominating and Corporate Governance Committee is responsible for leading the Board of Directors in evaluating the performance of our CEO in light of those objectives.

        The Compensation Committee's recommendations are developed with input from our CEO and, where appropriate, other senior executives. The Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company's compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis."

        To assist it in performing its duties, the Compensation Committee has the authority to engage outside consulting firms. AON Hewitt ("Hewitt") has been engaged by the Compensation Committee to obtain independent information, analysis and recommendations respecting compensation matters. In its capacity as outside and independent compensation consultant, Hewitt reports directly to the Compensation Committee. The Compensation Committee has sole authority to replace Hewitt, or any other compensation consultants retained from time to time, and to hire additional Compensation Committee consultants at any time. Representatives from outside consulting firms engaged by the Compensation Committee attend meetings of the Compensation Committee, as requested, and communicate with the Chairman of the Compensation Committee between meetings; however, the Compensation Committee is responsible for making recommendations to the Board of Directors regarding the compensation of our executive officers, and the Board of Directors has sole and ultimate decision-making authority in this regard.

        The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Hewitt, during the course of its engagement by the Compensation Committee, was independent in providing executive compensation consulting services to the Compensation Committee. The scope of Hewitt's business is providing executive compensation and human resources consulting services and it does not provide the Board of Directors, the Compensation Committee or the

Company, any non-executive compensation services, such as pension consulting or human resource outsourcing. As part of its engagement by the Compensation Committee, Hewitt advised the Chairman of the Compensation Committee of any potential conflicts of interest that could arise and cause Hewitt's independence and duty of loyalty to the Compensation Committee to be questioned. In light of these factors, the Compensation Committee does not believe that a formal conflicts policy is necessary at this time.

        The Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company's proxy statement and annual report. The recommendation is described in the Compensation Committee Report included in this proxy statement.

        The Compensation Committee officially met eight times in 2010, and members of the Compensation Committee also met informally amongst themselves, with management and with other members of the Board from time to time. Decisions regarding executive compensation were approved by our Board after taking into account the recommendations of the Compensation Committee and its members. In connection with our initial public offering, a new Compensation Committee charter was approved.

Nominating and Corporate Governance Committee

        The members of the Nominating and Corporate Governance Committee are Mr. Stephen Murray (Chair) and Mr. Edward A. LeBlanc. Following adjournment of our 2011 annual meeting of stockholders, each of Messrs. Murray (Chair) and LeBlanc, if elected pursuant to Proposal 1, will continue to be the members of the Nominating and Corporate Governance Committee.

        Because we are a "controlled company" within the meaning of the NYSE corporate governance standards, we are not required to have the Nominating and Corporate Governance Committee consist of all independent directors.

        The Nominating and Corporate Governance Committee (a) identifies candidates to serve as directors and on committees of the Board of Directors, (b) develops, recommends and reviews our corporate governance guidelines on a regular basis, and (c) assists the Board of Directors in its annual review of the Board of Directors performance. The Nominating and Corporate Governance Committee also undertakes such other tasks delegated to the committee by the Board of Directors, including matters relating to risk oversight. Specifically, going forward the Nominating and Corporate Governance Committee conducts an annual assessment of the Company's Code of Ethics and Business Conduct, and assesses compliance matters, ethics and training programs and certain other relevant legal and regulatory requirements as part of periodic updates from the Company's management.

        The Nominating and Corporate Governance Committee officially met one time in 2010, but members of the Nominating and Corporate Governance Committee met informally amongst themselves, with management and other members of the Board from time to time. Decisions regarding board nominations and corporate governance-related matters were approved by our Board after taking into account the recommendations of the Nominating and Corporate Governance members.

Criteria for Director Nominees

        In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity of experience (for example, in relation to finance and accounting, international operations, strategy, risk, technical expertise, policy-making, etc.). Annually, the Nominating and

Corporate Governance Committee assesses the composition of the Board of Directors, including the Committee's effectiveness in balancing the above considerations.

        Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all of, the foregoing criteria and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder. Accordingly, the Nominating and Corporate Governance Committee does not have a formal diversity policy but considers diversity of experience, as noted above, as a component of evaluating the composition of the Board of Directors in connection with the annual nomination process.

Process for Identifying and Evaluating Director Nominees

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to re-nominate a member for re-election, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Nominating and Corporate Governance Committee. Research may also be performed to identify qualified individuals.

Stockholder Nominations

        Our Bylaws contain provisions which address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company's annual meeting of stockholders. To make a nomination for election to the Board of Directors, a stockholder must submit his or her nomination by providing the person's name and appropriate background and biographical information by writing to the Nominating and Corporate Governance Committee at Generac Holdings Inc., Attn: Nominating and Corporate Governance Committee, S45 W29290 Hwy 59, Waukesha, WI 53189. A stockholder's nomination must be received by the Company's Secretary (i) no later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the previous year's annual meeting of stockholders, (ii) in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company, or (iii) in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

        A stockholder nomination must be accompanied by the information required by the Bylaws with respect to a stockholder director nominee, which includes: (i) all information relating to the nominee

(including, without limitation, the nominee's name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) a description of any agreements, arrangements and understandings between or among such stockholder and certain associated persons, on the one hand, and any other persons on the other hand, in connection with the nomination of such person for election as a director; and (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among such stockholder and respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

        The recommending stockholder must also include in the notice (i) his or her name and address, (ii) the class and number of shares beneficially owned by him or her on the date of notice and the date such ownership was acquired, (iii) a representation that he or she intends to appear in person at the meeting or that he or she nominates the person specified in the notice, (iv) a description of all arrangements or understanding between him or her and the nominee and (v) other requirements as specified in Section 1.12 of our Amended and Restated Bylaws.

        We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company. See "PROPOSALS BY STOCKHOLDERS" for the deadline for nominating persons for election as directors at our 2012 annual meeting of stockholders.

Board of Directors Role in Risk Oversight

        Our Board and management continually monitor the material risks facing our company, including financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which the risk falls within the committee's area of focus or expertise. Our Board believes that for certain areas of risk, our company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire board that is more focused on the issues pertaining to the particular risk. For instance, our Compensation Committee assists the board in evaluating risks relating to our compensation policies and procedures. Also, our Audit Committee assists the board in fulfilling the board's oversight responsibility relating to the evaluation of financial and enterprise risks. As it deems necessary, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board. The Company has reviewed its compensation policies and practices and concluded that they are not reasonably likely to have a material adverse effect on the registrant. In March 2011 an incentive plan risk assessment was performed. Hewitt reviewed the final risk summary and conclusions. As a result the Compensation Committee directed Management to develop a claw back policy which, when implemented, will cover all incentive compensation plans.

Board of Directors Leadership Structure

        Mr. Timothy Walsh serves as the Lead Director of the Board of Directors. The Lead Director is responsible for presiding at all meetings of the board of directors; serving as a liaison between the board of directors and management; presiding over the regularly scheduled executive sessions of the non-management directors; approving information sent to the board of directors in preparation for meetings of the board of directors; approving agendas for meetings of the board of directors and meeting schedules to ensure that there is sufficient time for discussion of all agenda items; being available to discuss with the other directors any concerns they may have about our company and its performance and relaying such concerns, when appropriate, to the full board of directors; consulting with the Chief Executive Officer regarding concerns of the directors; being available to be consulted by any of the senior executives as to any concerns they might have; and being available for communications with our stockholders.

        The Board of Directors believes that its leadership structure is appropriate because it strikes an effective balance between management and director participation in the Board of Directors process. The Lead Director role helps to ensure greater communication between management and the directors. It also increases the directors' understanding of management decisions and Company operations and provides an additional layer of independent oversight of the Company.

        Stockholders and other parties interested in communicating directly with Mr. Walsh as Lead Director may do so by writing to Mr. Walsh, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, WI 53189.

Attendance at Meetings

        It is our policy that directors are expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors and committees of which he or she is a member.

        In 2010, the Board of Directors held seven meetings (including regularly scheduled and special meetings) and took action by unanimous written consent from time to time. All incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Stockholder Communications with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Board of Directors as a group may do so by writing to the Board of Directors, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, WI 53189. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll free telephone "hotline" operated by an independent party.

        Stockholders and other parties interested in communicating directly with Mr. Barry J. Goldstein, as Chairman of the Audit Committee, may do so by writing to Mr. Goldstein, c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, WI 53189.

Code of Ethics and Business Conduct

        We have adopted a Code of Ethics and Business Conduct (the "Code"), that applies to all of our directors, officers and employees, including our principal executive officer and principal financial accounting officer. Copies of the Code are posted on our website at www.generac.com. Any amendments to, or waivers under, our Code which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company's website at www.generac.com.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines. These guidelines outline the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees and our Board of Directors' working process. Copies of our Corporate Governance Guidelines are posted on our website at www.generac.com.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 were filed on a timely basis.

Compensation Committee Interlocks and Insider Participation

        During 2010, the members of our Compensation Committee were Messrs. Timothy Walsh and John D. Bowlin. Mr. Walsh is a Managing Director of CCMP. Mr. Bowlin is a consultant to CCMP. CCMP provided Generac with advisory services pursuant to its advisory services and monitoring agreement and has entered into other transactions with us. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

        None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        The following table shows information regarding the beneficial ownership of our common stock by:

  •
  each person or group who is known by us to own beneficially more than 5% of our common stock;

  •
  each member of our Board of Directors and each of our executive officers; and

  •
  all members of our Board of Directors and our named executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        Except noted by footnote, all stockholdings are as of April 19, 2011 and the percentage of beneficial ownership is based on 67,565,154 shares of common stock outstanding as of April 19, 2011. Unless otherwise indicated, the address for each holder listed below is c/o Generac Holdings Inc., S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189.

Name and address of beneficial owner	Number of shares	Percentage of shares
Principal stockholders
CCMP Capital, LLC(1)	39,912,998	59.1%
Baron Capital Group, Inc.(2)	4,366,385	6.5%
Directors and Named Executive Officers(3)
Aaron Jagdfeld	843,443	1.2%
York A. Ragen	84,236	0.1%
Dawn Tabat	1,383,385	2.0%
Allen Gillette	66,195	0.1%
Roger Pascavis	81,220	0.1%
John D. Bowlin	65,772	0.1%
Edward A. LeBlanc	17,675	*
Barry J. Goldstein	40,404	0.1%
Stephen Murray(1)	39,912,998	59.1%
Timothy Walsh(1)	39,912,998	59.1%
David Ramon	20,436	*
All members of the Board of Directors and executive officers as a group (13 persons)(4)	42,618,543	63.1%

*
Less than 0.1%

(1)
In the case of CCMP Capital, LLC, or CCMP Capital, includes 24,195,367 shares of common stock owned by CCMP Capital Investors II, L.P., or CCMP Capital Investors, 3,225,209 shares of common stock owned by CCMP Capital Investors (Cayman) II, L.P., or CCMP Cayman, and together with CCMP Capital Investors, the CCMP Capital Funds, and 12,477,487 shares of common stock owned by CCMP Generac Co-Invest, L.P., or Generac Co-Invest.

The general partner of the CCMP Capital Funds is CCMP Capital Associates, L.P., or CCMP Capital Associates. The general partner of CCMP Capital Associates is CCMP Capital Associates GP, LLC, or CCMP Capital Associates GP. CCMP Capital

  Associates GP is wholly-owned by CCMP Capital. The general partner of Generac Co-Invest is CCMP Generac Co-Invest GP, LLC, or Generac Co-Invest GP. Generac Co-Invest GP is wholly-owned by CCMP Capital.

  CCMP Capital ultimately exercises voting and dispositive power over the shares held by the CCMP Capital Funds and Generac Co-Invest. Voting and disposition decisions at CCMP Capital with respect to such shares are made by an investment committee, the members of which are Stephen Murray, Greg Brenneman and Timothy Walsh.

  Stephen Murray is President and Chief Executive Officer of CCMP Capital. Timothy Walsh is a Managing Director of CCMP Capital. The address of each of Messrs. Murray and Walsh and each of the CCMP Capital entities (other than CCMP Cayman) is c/o CCMP Capital, LLC, 245 Park Avenue, New York, New York 10167. The address of CCMP Cayman is c/o Walkers Corporate Services Limited,, Walker House, 87 Mary Street, George Town KY1-9005, Grand Cayman, Cayman Islands.

  Each of Messrs. Murray, Walsh and Brenneman disclaims any beneficial ownership of any shares beneficially owned by the CCMP Capital Funds or Generac Co-Invest.

  The number of shares beneficially owned by CCMP Capital and its affiliates includes shares of common stock granted to Messrs. Murray and Walsh in their capacity as directors, because CCMP Capital may be deemed to have voting and dispositive power over those shares.

  Except for the information regarding the titles of Mr. Murray and Mr. Walsh, which were obtained from the Company's records, the information in this Footnote 1 was obtained from a Schedule 13G filed by CCMP Capital, the CCMP Capital Funds, Generac Co-Invest, and Messrs. Murray, Walsh and Brenneman on February 14, 2011.

(2)
Based on information obtained from a Schedule 13D filed by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron (collectively, "Baron Capital") on February 14, 2011. According to that report, Baron Capital possesses shared power to vote or to direct the voting of 3,850,224 of such shares and possesses shared power to dispose or to direct the disposition of 4,366,385 of such shares. In addition, according to that report, Baron Capital's business address is 767 Fifth Avenue, 49th Floor, New York, NY 10153.

(3)
With respect to Messrs. Jagdfeld and Ragen, Ms.Tabat and Messrs. Gillette and Pascavis, the number of shares beneficially owned includes 225,758, 52,098, 52,098, 43,415, and 43,415shares respectively, that may be acquired pursuant to options issued under the Omnibus Plan because such options are exercisable within 60 days. The number of shares beneficially owned by Messrs. Murray and Walsh is the total shares they may be deemed to be beneficial owners of as a consequence of their being members of a CCMP Capital investment committee.

(4)
Includes shares beneficially owned by CCMP Capital, as a result of Messrs. Murray and Walsh potentially being deemed beneficial owners of such shares as a consequence of their being members of a CCMP Capital investment committee. See Footnote 1 above.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation philosophy and objectives

        Generac's executive compensation policy, as established by our Compensation Committee, is designed to drive share value creation over the long term. Generac's compensation philosophy is based on total compensation competitiveness as it relates to our performance and external competitive references. The principal components of total compensation, including base pay, annual incentive and long-term incentives are designed to attract, retain and reward high caliber executive talent and motivate executives to achieve sustainable share value creation.

        The Compensation Committee looks to the aggregate target total cash compensation for named executive officers to determine base salary and cash bonus opportunities. The Compensation Committee and Board of Directors of Generac approve an annual variable compensation plan targeted to pay at competitive levels as described further below, provided that pre-established individual and Generac performance goals are achieved. The Compensation Committee has engaged AON Hewitt ("Hewitt") as its independent compensation consultant. In that role, Hewitt has supplied the committee with compensation data from its Total Compensation Management (TCM) database relating to compensation paid to executives at similar sized public companies which operate in Generac's industry. Hewitt has provided advice on market practices, as well as support regarding specific compensation decisions for our chief executive officer, chief financial officer and each of our three other most highly compensated executive officers (referred to as our "named executive officers"). In addition, the Compensation Committee expects that Messrs. Jagdfeld and Ragen, in consultation with the Board of Directors, will establish an annual budget that will include sales targets and other performance-related goals, which the Compensation Committee may consult in making decisions with respect to bonuses and other payments. The Compensation Committee may also approve the grant of equity-based awards from time to time, the value of which is intended to retain and motivate our named executive officers, as well as align a portion of their compensation with our performance.

        The Committee reviews general manufacturing industry compensation data adjusted for our size, structure and pay philosophy; however, the Committee does not identify a specific peer group for the purpose of benchmarking executive compensation. The Committee uses market data to set a broad contextual backdrop for its deliberations, and not as a directive to set pay at certain levels. Of equal or greater importance when setting pay levels is the Committee's evaluation of the performance, talent and skill sets of our executive officers, the performance of the Company, and broader economic considerations.

Role of the Compensation Committee

        Our Compensation Committee discharges the responsibility of the Board of Directors relating to the compensation of the named executive officers. In 2010, the members of the Compensation Committee were Messrs. Timothy Walsh and John D. Bowlin.

        The Compensation Committee annually reviews our goals and objectives related to the compensation of the named executive officers. During that review, the Compensation Committee considers the balance between short-term cash compensation and long-term incentives, evaluates the performance of the named executive officers in light of established goals and objectives, considers our prior performance and our relative stockholder return and sets the compensation levels of the named executive officers based on that evaluation. In addition, the Chief Executive Officer and Vice President, Human Resources provide the Compensation Committee with additional analyses and recommendations which reflects such factors as level of experience, time at position and applicable skill set as to the compensation of the named executive officers, although neither the Chief Executive

Officer nor the Vice President, Human Resources makes recommendations with respect to his or her own compensation. Once the Compensation Committee has determined appropriate total cash compensation levels (consisting of base salary and cash bonus targets) for the named executive officers, the Compensation Committee uses the AON Hewitt TCM data to confirm that those compensation levels are reasonable based on that market data. Although it does not set specific benchmarks for reasonable compensation levels based on the market data, the Compensation Committee generally views total cash compensation to be reasonable if it is within 35% of the 50th percentile of the market data, assuming target bonus levels and considering the factors described above. Additionally, in making subjective evaluations of the overall performance of named executive officers, the Compensation Committee considers the named executive officers' performance from the perspective of our core values, which include practicing integrity, driving innovation, operating lean, continually improving quality, developing employees, and environmental stewardship.

Components of compensation

  Target total cash compensation

        In January 2010, our Compensation Committee determined that target total cash compensation for our named executive officers fell within 35% of the 50th percentile, except for Aaron Jagdfeld's compensation. As described below, the Compensation Committee adjusted Mr. Jagdfeld's base salary and cash bonus target to align his compensation position with the market data. Target total cash compensation for the other named executive officers in 2010 ranged from 18% to 33% below the 50th percentile of the market data.

  Base salary

        In January 2010, the Compensation Committee amended Mr. Jagdfeld's employment agreement and approved a 25% increase to his base salary to $500,000. The 2010 base salary adjustment recognized his contributions to Generac and to align his compensation position with the market data. No other named executive officer received an increase to base salary in 2010 however in February 2010, Messrs. Pascavis and Gillette received a lump sum payment in lieu of an annual base salary increase as set forth in the "2010 Summary Compensation Table."

  Annual performance bonus plan: cash incentive

        Under the Annual Performance Bonus Plan the Compensation Committee approved the 2010 Executive Management Incentive Plan. In 2010, participants, including the named executive officers, were eligible for an annual cash bonus based upon target bonus award levels, or Target Bonus Levels. In 2010, Mr. Jagdfeld's Target Bonus Level increased from 35% to 75% of his base salary with a maximum cash bonus of 225% to recognize his contributions to Generac and to further align his compensation position with the market data. Target Bonus Levels for other named executive officers were equal to 35% of base salary for Ms. Tabat, and Mr. Ragen, and 25% of base salary for Messrs. Pascavis and Gillette, with maximum bonuses equal to 105% of base salary for Ms. Tabat and Mr. Ragen, and 75% of base salary for Messrs. Pascavis and Gillette.

        In 2010, Target Adjusted EBITDA was $165 million. Adjusted EBITDA is defined as Earnings before Interest, Taxes, Depreciation and Amortization as defined and reported in the credit agreement between the Company and its lenders. The Target Adjusted EBITDA multiplier is a number on a sliding scale ranging from zero (0) to three (3). The multiplier is used in the bonus calculation to determine the actual bonus payment with a multiple of 0 for achieving 96.4% or less of Target Adjusted EBITDA, a multiple of 1 for achieving 100.0% of Target Adjusted EBITDA, a multiple of 2 for achieving 108.5% of Target Adjusted EBITDA, and a multiple of 3 for achieving 117.0% of Target Adjusted EBITDA. For 2010, Company financial performance or Adjusted EBITDA represented 75%

of the actual bonus award, and individual performance goals represented the remaining 25%. Individual performance bonuses are funded and calculated only if the Company achieves its Target Adjusted EBITDA performance goal for the year. Individual performance goals consist of up to five equally weighted goals. In 2010, the five individual goals for each named executive officer were based on the Company's three year strategic plan for growth including the Customer First initiative, product diversification, global supply chain development, organizational development and building our brand.

        For the year ended December 31, 2010, our earnings before interest, taxes, depreciation and amortization was 94.7% of Target Adjusted EBITDA resulting in a Target Adjusted EBITDA multiplier of zero (0). As a result, the Compensation Committee did not grant any performance bonuses under the Incentive Compensation Plan for the year ended December 31, 2010 as set forth in "—the 2010 Summary Compensation Table."

  Equity-based compensation

        In connection with our initial public offering, the Company adopted the 2010 Equity Incentive Plan. The 2010 Equity Incentive Plan provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation. The purpose of the 2010 Equity Incentive Plan is to attract, retain and motivate highly competent officers, directors, employees and other service providers by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their individual responsibilities.

        Each of the named executive officers received equity awards described below in connection with our initial public offering. These awards were intended to align the long-term interests of the named executive officers with those of Generac and its stockholders. Hewitt provided recommendations on the terms, mix, and size of the equity grants to our named executive officers. These initial equity awards represented consideration for retention, past performance and results prior to becoming a public company.

        The following table shows the equity awards granted to each of the named executive officers in connection with our initial public offering. All amounts are denominated in shares of common stock.

Name	Options granted in connection with the IPO(1)	Restricted shares granted in connection with the IPO
Aaron Jagdfeld	1,128,791	109,375
York A. Ragen	260,490	21,875
Dawn Tabat	260,490	—
Roger Pascavis	217,075	16,406
Allen Gillette	217,075	16,406

(1)
The exercise price for these options is $13.00 per share. The grant date for these options was February 10, 2010. The restricted stock vests 100% on the third anniversary of the grant date and the stock options vest 20% annually from the grant date.

  Pension plans

        We provide retirement benefits to the named executive officers under the terms of the Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan, (the "Plan"). The Plan is a tax qualified benefit pension plan. The Plan was frozen effective December 31, 2008, resulting in a cessation of all future benefit accruals under the Plan. The named executive officers participate in the Plan on the same terms as our other participating employees.

  Other

        In September 2010, the Compensation Committee approved stock ownership guidelines applicable to the Company's officers at the vice president and above level and members of our board of directors. The Committee believes that it is in the best interest of Generac and its stockholders to align the financial interests of the Company's officers and directors with those of Generac's stockholders by requiring participants to establish and maintain a permanent minimum ownership position in Company stock, and by limiting the ability to sell Company stock until guideline ownership levels have been achieved. In addition, the Committee believes that the investment community values stock ownership by such officers and that share ownership demonstrates a commitment to and belief in the long-term strategic direction of Generac. Hewitt provided advice regarding market best practices and their recommendations were incorporated into the guidelines approved by the Compensation Committee.

        Accordingly stock ownership guidelines have been established for the Company's officers and directors. A total of 24 individuals, including all of the named executive officers, are currently covered under this stock ownership policy as follows:

Position/Level	Multiple of Salary Requirement
CEO	4.0X annual base pay
Directors	4.0X annual equity compensation
CFO, COO & Senior Vice President	2.0X annual base pay
Vice President	1.0X annual base pay

        Participants are expected to build ownership value over time as a result of their performance and participation in the Company's equity compensation programs. Under the guidelines, no time period is specified for compliance. Retention ratios will apply to each executive based on years of service and percentage of the guideline that has been achieved. Under the stock ownership guidelines, (i) an executive that has met 50% of the multiple of salary guideline and has less than 5 years of service has a 50% retention ratio, (ii) an executive that has met 50% of the multiple of salary guideline and has five or more years of service has a 25% retention ratio and (iii) an executive that has met less than 50% of the multiple of salary guideline has a 75% retention ratio. The Committee will assess progress towards meeting the guidelines on an annual basis.

REPORT OF THE COMPENSATION COMMITTEE

        Our Compensation Committee has reviewed and discussed the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the "EXECUTIVE COMPENSATION—Compensation Discussion and Analysis" section be included in this Proxy Statement, which will be incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted by the Compensation Committee of the Board of Directors.

Timothy Walsh, Chair John D. Bowlin

2010 Summary Compensation Table

        The following table shows compensation information for 2008, 2009 and 2010 for our named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(2)	Non-equity incentive plan compensation ($)	Change in pension value ($)	All other compensation ($)(3)(4)	Total ($)
Aaron Jagdfeld	2010	496,438	—	1,421,875	7,720,930	—	27,376	40,662	9,707,281
President and Chief	2009	400,000	—	—	—	84,000	24,629	30,021	538,650
Executive Officer	2008	400,000	—	—	—	—	28,334	7,692	436,026
York Ragen	2010	246,500	—	284,375	1,781,752	—	6,713	14,540	2,333,880
Chief Financial Officer	2009	183,086	—	—	—	51,765	2,679	6,934	244,464
	2008	153,740	—	—	—	—	2,992	3,173	159,905
Dawn Tabat	2010	450,000	—	—	1,781,752	—	148,991	28,973	2,409,716
Chief Operating	2009	450,000	—	—	—	94,500	120,137	40,640	705,277
Officer and Secretary	2008	450,000	—	—	—	—	101,862	22,500	574,362
Roger Pascavis	2010	185,951	5,579	213,278	1,484,793	—	29,737	18,383	1,937,721
Senior Vice President,	2009	185,951	—	—	—	27,893	28,515	1,015	243,374
Operations	2008	180,794	—	—	—	—	27,406	2,146	210,346
Allen Gillette	2010	180,009	7,200	213,278	1,484,793	—	16,332	11,880	1,913,492
Senior Vice President,	2009	177,980	—	—	—	27,001	21,511	9,444	235,936
Engineering	2008	163,916	—	—	—	—	25,067	327	189,310

(1)
In 2010 the bonus amount listed for Messrs. Pascavis and Gillette consists of a lump sum payment made in lieu of an annual increase in base salary.

(2)
The amounts indicated with respect to 2010 represent the aggregate grant date fair value for awards of restricted stock and stock options granted in connection with the IPO, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 10 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2010 for a discussion of the relevant assumptions used in calculating these amounts. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, the Company's stock price performance and the period of service of the executive. The restricted stock vests 100% on the third anniversary of the grant date and the stock options vest 20% annually from the grant date.

(3)
All other compensation represents the employer matching contributions and employer non-elective contributions to the Company's defined contribution plan and cash payouts of unused vacation. Included in the total for Mr. Jagdfeld is $25,952 for unused 2010 vacation time and included in the total for Mrs. Tabat is $14,700 for employer non-elective contributions.

(4)
The amounts reported for 2008 and 2009 have been updated to include employer non-elective contributions and cash payments in lieu of vacation time. The amounts reported for 2009 also include compensation consisting of the amortization expense resulting from the purchase of restricted shares of the Company's Class A Common Stock (subsequently converted into common stock in connection with the Company's initial public offering) by named executive officers at a discount from fair market value which was previously recorded in the Stock awards column in the 2009 Summary Compensation Table.

 Grants of Plan-Based Awards in 2010

        The following table indicates potential cash incentive compensation under our Incentive Compensation Plan based on 2010 performance and equity awards granted in 2010 in connection with the IPO.

						All other option awards: number of securities underlying options (#)(2)
		Possible payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units (#)(2)			Grant date fair value of stock and option awards ($)(2)
							Exercise or base price of option awards ($/sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Aaron Jagdfeld	—	75,000	375,000	1,125,000	—	—	—	—
	2/10/10	—	—	—	109,375	—	—	1,421,875
	2/10/10	—	—	—		1,128,791	$13.00	7,720,930
York Ragen	—	17,255	86,275	258,825	—	—	—	—
	2/10/10	—	—	—	21,875	—	—	284,375
	2/10/10	—	—	—		260,490	$13.00	1,781,752
Dawn Tabat	—	31,500	157,500	472,500	—	—	—	—
	2/10/10	—	—	—	—	260,490	$13.00	1,781,752
Roger Pascavis	—	9,298	46,488	139,463	—	—	—	—
	2/10/10	—	—	—	16,406	—	—	213,278
	2/10/10	—	—	—	—	217,075	$13.00	1,484,793
Allen Gillette	—	9,000	45,002	135,007	—	—	—	—
	2/10/10	—	—	—	16,406	—	—	213,278
	2/10/10	—	—	—	—	217,075	$13.00	1,484,793

(1)
Under the Annual Performance Bonus Plan, the Compensation Committee approved a 2010 Executive Management Incentive Plan. For 2010, participants, including the named executive officers, are eligible for a bonus award only if actual EBITDA achieved is greater than 96.4% of target adjusted EBITDA. Depending on how actual EBITDA performance compares to target adjusted EBITDA, the actual incentive pool funding will be based on a sliding scale ranging from 0 to 3 times the target bonus award level. Company financial performance will determine 75% of the actual bonus award, and individual performance goals will determine the remaining 25%. Individual performance goals will consist of up to five goals weighted equally to determine 25% of the total bonus award. For 2010, individual performance bonuses are paid only if the Company achieves its target adjusted EBITDA performance goal for the year. For the year ended December 31, 2010, target adjusted EBITDA was not met and the Compensation Committee did not grant performance bonuses under the Incentive Compensation Plan as set forth in "—Summary Compensation Table."

(2)
Represents restricted stock and stock options granted in 2010 under the 2010 Equity Incentive Plan in connection with the IPO. Amount reported in the "Grant date fair value of stock and option awards" column represents the grant date fair value of restricted stock ($13.00) and stock options ($6.84). The grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. The restricted stock vests 100% on the third anniversary of the grant date and the stock options vest 20% annually from the grant date.

2010 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2010:

	Option Awards(1)				Stock Awards(2)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Aaron Jagdfeld	—	1,128,791	$13.00	02/10/20	109,375	1,768,594
York Ragen	—	260,490	$13.00	02/10/20	21,875	353,719
Dawn Tabat	—	260,490	$13.00	02/10/20	—	—
Roger Pascavis	—	217,075	$13.00	02/10/20	16,406	265,285
Allen Gillette	—	217,075	$13.00	02/10/20	16,406	265,285

(1)
Award of options in connection with the IPO that vest 20% annually beginning February 10, 2011.

(2)
Award of restricted stock in connection with the IPO that vest on February 10, 2013.

Stock vested in 2010

        The following table sets forth information regarding the restricted stock held by our named executive officers that vested during fiscal 2010:

Name	Number of shares of restricted Class A common stock acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Aaron Jagdfeld	973.9593	3,843
York Ragen	48.6979	192
Dawn Tabat	973.9593	3,843
Roger Pascavis	146.0939	577
Allen Gillette	73.0470	289

(1)
These restricted shares of Class A Common Stock were purchased under our 2006 Equity Inventive Plan and vested in connection with our initial public offering on February 10, 2010. See discussion of pre-IPO equity structure and corporate reorganization in our Annual Report on form 10-K for the year ended December 31, 2010.

(2)
The market value of the vested Class A Common Stock was determined as of February 10, 2010, the date of our initial public offering.

 Pension Benefits for 2010

        The following table presents information regarding the present value of accumulated benefits that may become payable to the named executive officers under the Plan.

Name	Plan Name	Year	Number of years credited service	Present value of accumulated benefit(1)	Payments during last fiscal year
Aaron Jagdfeld	Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan	2010	14	$138,205	—
York Ragen	Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan	2010	3	18,789	—
Dawn Tabat	Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan	2010	36	1,016,207	—
Roger Pascavis	Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan	2010	13	193,743	—
Allen Gillette	Generac Power Systems Inc. Salaried, Technical & Clerical Employees Pension Plan	2010	10	154,355	—

(1)
The accumulated benefit is based on service and earnings considered by the Plan for the period through December 31, 2008, at which time the Plan was frozen. Present value has been calculated assuming the named executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the Plan. The interest assumption is 5.72%. The post retirement mortality assumption is based on the RP 2000 Combined Healthy Mortality for males or females, as appropriate, projected to 2010 with Projection Scale AA. For purposes of calculating benefits, average annual compensation is limited by Section 401(a)(17) of the Internal Revenue Code and is based upon wages, salaries and other amounts paid to the employee. Under the Plan, a participant earns a vested right to an accrued benefit upon completion of five years of vesting service. See Note 9—Benefit Plans to our consolidated financial statements in the 2010 Annual Report on form 10-K for more information.

Employment Agreements and Severance Benefits

        We entered into employment agreements with Mr. Jagdfeld and Ms. Tabat on November 10, 2006, which were amended on January 14, 2010. We amended Mr. Jagdfeld's agreement in order to update it for the changes in his position and the increased responsibilities created by becoming a public company. Ms. Tabat's agreement was amended to conform terms relating to termination for Good Reason to the provisions of Mr. Jagdfeld's agreement. In addition, both agreements were modified in response to guidance issued by the Internal Revenue Service relating to Section 409A of the Internal Revenue Code. Mr. Jagdfeld's term of employment will end on January 14, 2015, and Ms. Tabat's term of employment will end on November 10, 2011, unless either term of employment is terminated at an earlier time.

        Pursuant to Mr. Jagdfeld's employment agreement, he is entitled to an annual base salary of $500,000, which amount may be increased by our Compensation Committee in its discretion. Mr. Jagdfeld's employment agreement further provides that he is eligible to receive an annual bonus in accordance with our Annual Performance Bonus Plan and his target annual bonus is equal to 75% of his base salary.

        Pursuant to Ms. Tabat's employment agreement, she is entitled to an annual base salary of $450,000, which amount may be increased by our Compensation Committee in its discretion. Ms. Tabat's employment agreement further provides that she is eligible to receive an annual bonus in accordance with our Annual Performance Bonus Plan and her target annual bonus is equal to 35% of her base salary.

        In the event either Mr. Jagdfeld or Ms. Tabat's employment is terminated by us without Cause or by the executive for Good Reason, we are obligated to provide severance benefits.

        Cause is defined as the executive's: (a) willful and continued failure to substantially perform his/her duties; (b) gross negligence or willful misconduct in the performance of his or her duties; (c) commission of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against us; (d) indictment for a felony; or (e) drug addiction or habitual intoxication that adversely effects his or her performance or the reputation or best interests of the company.

        In Mr. Jagdfeld's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; (c) a failure of the Company to make available to the executive the type of employee benefits which are available to the executive as of January 14, 2010; (d) a requirement by us that the executive be based in an office that is 50 miles more than his principal place of employment as of January 14, 2010; and (e) a material breach of any material term or condition of the employment agreement by us that has not been cured within 20 days after written notice has been given.

        In Ms. Tabat's employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive's base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of the executive's duties or responsibilities that has not been cured within 20 days after written notice has been given; and (c) a requirement by us that the executive be based in an office that is 50 miles from her principal place of employment as of November 10, 2006.

        All severance payments are subject to the executive's execution and effectiveness of a release of claims in the form attached to each employment agreement, and the executive's continued compliance with a Restrictive Covenant Agreement (as defined herein).

        If we terminate Mr. Jagdfeld or Ms. Tabat's employment for Cause, or if either executive terminates his or her employment without Good Reason, the executive is entitled only to the obligations already accrued under his or her employment agreement. If we terminate Mr. Jagdfeld or Ms. Tabat's employment without Cause or if either executive terminates his or her employment for Good Reason, the executive is entitled to (1) any accrued but unpaid base salary and vacation pay through the Termination Date (as defined in each employment agreement), payable within thirty days following such Termination Date, (2) any earned annual bonus for the fiscal year during which the Termination Date occurred (and the annual bonus for the prior fiscal year, if earned but not yet paid), payable in accordance with our usual bonus payment schedule, and (3) continued participation for the executive and his or her spouse and dependents in our medical, hospitalization, dental and life insurance programs for a period of 24 months (18 months in the case of Ms. Tabat) at our expense commencing on the Termination Date, and the executive would be entitled to full COBRA rights following the termination of such benefits. In addition, Mr. Jagdfeld would be entitled to continued payment of his base salary for a period of 24 months commencing on the Termination Date, payable in accordance with our standard payroll practices, and payments equal to 200% of the executive's target annual bonus for the year in which the Termination Date occurs, payable in equal installments over a period of 24 months commencing on the Termination Date. Ms. Tabat would be entitled to payment of 150% of her base salary for a period of 18 months commencing on the Termination Date, payable in accordance with our standard payroll practices.

        The following table sets forth the severance benefits that would have been payable to Mr. Jagdfeld and Ms. Tabat if we had terminated Mr. Jagdfeld's or Ms. Tabat's employment agreement without Cause on December 31, 2010 (based on January 2010 amendments to their agreements described at the beginning of this subsection) or if either of them terminated his or her employment agreement for Good Reason:

Executive	Severance Period	Salary	Bonus	Benefits	Value of Accelerated Equity(1)	Total
Aaron Jagdfeld	24 months	$1,000,000	$750,000	$28,714	$5,346,861	$7,125,575
Dawn Tabat	18 months	$1,012,500	$—	$6,939	$825,753	$1,845,192

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated without cause, the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $16.17 per share on December 31, 2010 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $16.17 per share on December 31, 2010 and (ii) the number of unvested option shares that would vest following termination

        Simultaneously with the execution of each employment agreement, we entered into a confidentiality, non-competition and intellectual property agreement, or Restrictive Covenant Agreement. Pursuant to each of the Restrictive Covenant Agreements, Mr. Jagdfeld and Ms. Tabat have agreed to maintain Confidential Information (as defined in each Restrictive Covenant Agreement) in confidence and secrecy and have agreed not to compete with us or solicit any of our employees during his or her employment and for a period following 24 months (18 months in the case of Ms. Tabat) after his or her termination.

        Although they have not entered into employment agreements, Mr. Ragen, Mr. Pascavis and Mr. Gillette have signed employee nondisclosure and noncompete agreements. Our salary and bonus arrangements with Mr. Ragen, Mr. Pascavis and Mr. Gillette are described under "—Compensation Discussion and Analysis—Components of compensation."

        Additionally, in connection with our initial public offering, we entered into Change in Control Severance Agreements with Messrs. Ragen, Pascavis and Gillette, under which each executive is entitled to severance benefits under certain circumstances following a Change in Control. Under the agreements, an executive is entitled to severance benefits upon termination of employment by us without Cause or by the executive for Good Reason during the twelve-month period following a Change in Control. The term of each agreement commenced on January 14, 2010 and continues until one year after a Change in Control. Hewitt provided advice on market practices regarding the terms of the Change in Control Severance Agreements. The Compensation Committee approved the terms of these agreements which it indicates to be similar to agreements prevalent within our industry and for companies of similar size and structure.

        A Change in Control is defined as a: (a) change in our ownership, such that any one person or more than one person acting as a group, other than a subsidiary, CCMP, an affiliate of CCMP or a group that includes CCMP or an affiliate of CCMP, acquires ownership of our stock that constitutes more than 50% of the total fair market value or total voting power of our stock; (b) change in effective control, such that the individuals who constitute our Board of Directors as of January 14, 2010 cease for any reason to constitute at least a majority of the Board of Directors during any twelve-month period, provided, however, that (i) if the election or nomination for election by our stockholders of any new director was approved by a vote of at least a majority of the existing Board of Directors, then such new director shall be considered a member of the existing Board of Directors, and (ii) any reductions in the size of the Board of Directors that are instituted by the existing Board of Directors shall not constitute a Change in Control, and that after such reduction, the existing Board of Directors shall mean the Board of Directors as so reduced; and (c) change in the ownership of a substantial portion of our assets, such that one person or more than one person acting as a group, other than a subsidiary, CCMP, an affiliate of CCMP or a group that includes CCMP or an affiliate of CCMP, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by the person or persons) our assets that have a total gross fair market value (as determined in good faith by the Board of Directors without regard to any liabilities associated with such assets) of more than 50% of the total gross fair market value of all our assets immediately prior to such acquisition or acquisitions.

        Cause is defined as the executive's: (a) material breach of any of his obligations under any written agreement with us or our affiliates; (b) material violation of any of our policies, procedures, rules and regulations applicable to employees generally or to similarly situated employees, as they may be amended from time to time; (c) failure to reasonably and substantially perform his duties, other than as a result of physical or mental illness or injury; (d) willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to our business, reputation or prospects; (e) fraud or misappropriation of funds; or (f) commission of a felony or other serious crime involving moral turpitude.

        Good Reason is defined as: (a) a material and adverse reduction in the nature or scope of the authority or title held by the executive or duties assigned to the executive; or (b) the relocation of the executive's principal place of employment more than 50 miles from its location within one year of the effective date of the Change in Control; provided that written notice must be provided to us within 60 days following the occurrence of such event and the we have 30 days to cure such event.

        If we terminate the employment of the executive without Cause or if the executive terminates his employment for Good Reason during the twelve-month period following a Change in Control, the executive is entitled to receive from us: (1) a cash amount equal to any accrued but unpaid base salary and vacation pay through the date of the executive's termination of employment, payable within 30 days following the date of the executive's termination of employment; (2) a cash amount equal to 12 months of the executive's base salary as of the date of the executive's termination of employment, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; (3) a cash amount equal to one times the executive's base salary multiplied by the executive's target annual bonus level for the fiscal year during which the executive's termination of employment occurs, which shall be paid in accordance with our normal payroll practices over the twelve-month period following the date of the executive's termination of employment; and (4) reimbursement (or direct payment to the carrier) for 12 months following the executive's termination of employment for the premium costs incurred by the executive (and his spouse and dependents, where applicable) to obtain COBRA coverage, pursuant to one of the group health plans sponsored by us, and only if the executive is participating in the group health plan as of the date of termination. Assuming that the agreements were in place, if we had terminated the employment of Messrs. Ragen, Pascavis and Gillette without Cause or if they terminated their employment for Good Reason on December 31, 2010 and such date was within the twelve-month period following a Change in Control, they would have been entitled to the amounts set forth in the following table:

Executive	Change in Control Severance Period	Salary	Bonus	Benefits	Value of Accelerated Equity(1)	Total
York Ragen	12 months	$246,500	$86,275	$15,850	$1,179,472	$1,528,097
Roger Pascavis	12 months	$185,951	$46,488	$158	$953,413	$1,186,010
Allen Gillette	12 months	$180,009	$45,002	$5,091	$953,413	$1,183,515

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock agreements and option agreements, if within the one year period following a change in control, the participant's employment is terminated without cause, the participant's outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $16.17 per share on December 31, 2010 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $16.17 per share on December 31, 2010 and (ii) the number of unvested option shares that would vest following termination

        All severance benefits are subject to the executive's execution and the effectiveness of a release of claims and continued compliance with the nondisclosure and noncompete agreement that each executive has entered into.

DIRECTOR COMPENSATION

        The following table shows compensation information for 2010 for our Board of Directors.

Name	Year	Fees earned ($)	Stock awards ($)	Total ($)
Stephen Murray(1)(4)	2010	$44,444	$40,625	$85,069
Timothy Walsh(1)(4)	2010	53,333	40,625	93,958
Stephen V. McKenna(1)(2)(4)	2010	44,444	40,625	85,069
John D. Bowlin(4)	2010	51,111	40,625	91,736
Edward A. LeBlanc(4)	2010	50,000	40,625	90,625
Barry J. Goldstein(4)	2010	65,000	40,625	105,625
David A. Ramon(3)	2010	31,319	37,500	68,819

(1)
Compensation effective with consummation of the initial public offering on February 10, 2010.

(2)
Resigned as a member of the Board of Directors effective February 11, 2011.

(3)
Joined Board of Directors April 15, 2010 and received 2,656 shares equal to $37,500 at grant.

(4)
Received 3,125 shares in connection with initial public offering. Fair value based on $13.00 per share IPO price. The amounts indicated represent the aggregate grant date fair value for awards of stock granted in connection with the IPO, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718-10. See Note 10 to the Consolidated Financial Statements included in our Annual Report on form 10-K for the year ended December 31, 2010 for a discussion of the relevant assumptions used in calculating these amounts.

        Following the consummation of the initial public offering, the members of the Board of Directors are compensated for their services as directors, through board fees of $12,500 per quarter, annual stock grants with a value of $50,000, and reimbursement for out-of-pocket expenses incurred in connection with rendering such services for so long as they serve as directors. The chairman of the Audit Committee receives a quarterly fee of $3,750 in cash and the chairman of the Compensation Committee receives a quarterly fee of $2,500 in cash. In addition, certain non-employee members of the Board of Directors may also participate in the future in our 2010 Equity Incentive Plan as described under "EXECUTIVE COMPENSATION—2010 Equity Incentive Plan." Hewitt provided advice regarding market best practices and their recommendations were considered in determining Director compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders Agreement

        Generac is a party to a shareholders agreement, or Shareholders Agreement, with its shareholders, or Shareholders, including CCMP Capital Investors II, L.P., various of its affiliated funds, and the management shareholders party thereto, including Roger Pascavis, Allen Gillette, York A. Ragen, Dawn Tabat and Aaron Jagdfeld.

        The Shareholders Agreement included provisions regarding the election of members of our boards of directors, share transfer restrictions, tag-along rights, drag-along rights and certain preemptive rights, all of which provisions terminated upon our initial public offering (the "IPO").

        The Shareholders Agreement also provides for: (1) demand registration rights, which require Generac to effect registration of the Registrable Securities (as defined in the Shareholders Agreement) upon a written request from CCMP, subject to certain limitations; (2) piggy-back registration rights, after the occurrence of an IPO of Generac; and (3) shelf demand registration rights at any time after the one-year anniversary of an IPO of Generac when Generac becomes eligible to use a registration statement on Form S-3. In addition, under the Shareholders Agreement, Generac agrees to indemnify any selling stockholders with respect to registrations made pursuant to the above-mentioned registration rights.

        The Shareholders Agreement also includes provisions regarding the repurchase of shares held by management shareholders who cease to be employed by Generac or any of its subsidiaries. Generac has a right (but not an obligation) to repurchase shares of common stock held by our employees, in the case of vested shares, if any such employee is terminated for cause prior to the first anniversary of the IPO or in the event a management shareholder violates the terms of any non-competition or non-solicitation covenant applicable to such employee, and in the case of unvested shares, if such employee's employment is terminated for any reason prior to the time when such shares vest, whereupon the Company's repurchase right terminates.

Advisory Services and Monitoring Agreement

        Generac, Generac Acquisition Corp., and Generac Power Systems are parties to an advisory services and monitoring agreement with CCMP Capital Advisors, LLC and certain other entities (the "Sponsors") pursuant to which the Sponsors (or their affiliates) provided us with business monitoring and transaction advisory services. We paid the Sponsors (or their designees), collectively, a quarterly advisory fee in an amount equal to $125,000, and were obligated to reimburse for (1) reasonable out-of-pocket expenses incurred in connection with the provision of such management services, in connection with any enforcement of remedies under the agreement, and (2) reasonable out-of-pocket expenses incurred by each director appointed to the board of directors of any of Generac, Generac Acquisition Corp., and Generac Power Systems in connection with attending regular and special meetings of such board of directors and any committee thereof.

        Upon the consummation of our initial public offering, the advisory services and monitoring agreement automatically terminated. In 2010, we paid the Sponsors $125,000 in advisory fees for the fourth quarter of 2009 and $56,944 as part of a pro-rated installment of advisory fees for the 41 days in the first quarter of 2010 during which advisory services were provided prior to the termination of the of the advisory services and monitoring agreement and $63,809 for out-of-pocket expenses incurred in 2009 and 2010.

        The advisory services and monitoring agreement also included indemnification provisions in favor of the Sponsors and their affiliates.

Indemnification of Directors and Officers

        We and Generac Power Systems entered into indemnification agreements with each of our and its directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer. We believe these indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Policies for Approval of Related Person Transactions

        We adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (1) our directors, director nominees, executive officers or their immediate family members, (2) any 5% record or beneficial owner of our common stock or (3) any immediate family member of any person specified in (1) and (2) above. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related party transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.

        As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:

  •
  the nature of the related person's interest in the transaction;

  •
  the availability of other sources of comparable products or services;

  •
  the material terms of the transaction, including, without limitation, the amount and type of transaction; and

  •
  the importance of the transaction to us.

        Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

 PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors recommends that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2011. The Audit Committee approved the selection of Ernst & Young LLP as our independent registered public accounting firm for 2011. Ernst & Young LLP is currently our independent registered public accounting firm.

        Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

        The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

 Principal Accounting Fees and Services

        Ernst & Young LLP ("E&Y") serves as our independent registered public accounting firm. The following table presents fees paid for audit of our annual consolidated financial statements and all other professional services rendered by E&Y for the years ended December 31, 2010 and 2009.

	For the Years Ended December 31,
	2010(1)	2009(2)
Audit fees	$427,575	$1,393,092
Audit-related fees	—	—
Tax fees	39,550	49,750
All other fees	—	—

Total fees	$467,125	$1,442,842

(1)
In 2010, "Tax fees" include regular tax compliance work.

(2)
In 2009, "Audit fees" include $1,110,088 in S-1 registration and other initial public offering-related fees. In addition, in 2009, "Tax fees" include $21,250 in S-1 registration and other initial public offering-related fees.

        The services provided by E&Y were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from E&Y, that the provision of such services has not adversely affected E&Y's independence.

        According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

 PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will consider the voting results when making future compensation decisions.

        As described in the "Compensation Discussion and Analysis" section of this proxy statement, we believe that our executive compensation program enables us to attract, retain, and motivate a high-performance executive management team that improves our fundamental financial performance and provides value to the long-term interests of Generac and its stockholders.

        We ask for your advisory vote on the following resolution:

    •
    "RESOLVED, that the stockholders hereby approve the compensation of Generac's named executive officers, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

    Your Board unanimously recommends that you vote "FOR" approval of this proposal.

 PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on whether a non-binding stockholder advisory vote on the compensation of our named executive officers should occur every one, two or three years. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Compensation Committee will take into consideration the voting results when determining how often a non-binding stockholder advisory vote on the compensation of our named executive officers should occur.

        The Board has determined that an advisory vote on executive compensation every year is the best approach for the Company based on a number of considerations, including the vote frequency which the Board believes the majority of our investors prefer.

        Stockholders are not voting to approve or disapprove of the Board's recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal; (1) one year, (2) two years, (3) three years or (4) abstaining from voting on the proposal. For the reason discussed above, we are asking our stockholders to indicate their support for the non-binding advisory vote on executive compensation to be held every one year.

        Generally, approval of any matter presented to stockholders requires the affirmative vote of the holders of a majority of the shares of common stock represented at the annual meeting and voting on the matter. However, because this vote is advisory and non-binding, if none of the frequency options receive the vote of a majority of shares of common stock represented at the annual meeting and entitled to vote thereon, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's stockholders. Even though this vote will neither be binding on the Company or Board, the Board of Directors will take into account the result of the vote when determining the frequency of future say-on-pay votes.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee represents and assists the board in fulfilling its oversight responsibility relating to (i) the integrity of the company's financial statements and financial reporting process and the company's systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audit of the company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the company with legal and regulatory requirements, including the company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out in the committee's charter. The Audit Committee has the responsibility for the engagement and retention of the company's independent registered public accounting firm and the approval of all audit and other engagement fees.

        In discharging its responsibilities, the committee is not itself responsible for the planning or conducting of audits or for any determination that the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. The company's management is primarily responsible for its financial statements and the quality and integrity of the reporting process. The independent registered public accounting firm Ernst & Young LLP is responsible for auditing those financial statements with accounting principles generally accepted in the United States of America.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2010 and management's report of the effectiveness of the company's system of internal control over financial reporting with the company's management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards 114 (Codification of Statements on Auditing Standards, AU380—which supersedes SAS 61). In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

        Ernst & Young LLP audited the financial records of the company and its subsidiaries for the year ended December 31, 2010 and has served as the Company's independent registered public accounting firm since 2006. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of the Company's internal control over financial reporting, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

Barry J. Goldstein, Chair David Ramon John D. Bowlin*

*
Stephen V. McKenna resigned from the Audit Committee and was replaced by John D. Bowlin on January 31, 2011. As of the date of this proxy statement, the members of the Audit Committee are Mr. Barry J. Goldstein (Chair), John D. Bowlin and Mr. David A. Ramon.

OTHER BUSINESS

        The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

        A copy of our 2010 Annual Report to stockholders on Form 10-K is being furnished to stockholders concurrently herewith. Exhibits to the Annual Report will be furnished to stockholders upon payment of photocopying charges.

PROPOSALS BY STOCKHOLDERS

        Proposals that stockholders wish to submit for inclusion in our proxy statement and related form of proxy for our 2012 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us at S45 W29290 Hwy. 59, Waukesha, WI 53189, Attention of Dawn Tabat, Secretary, no later than January 5, 2012, unless the date of our 2012 annual meeting is more than 30 days before or after June 8, 2012, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

        With respect to proposals submitted by a stockholder other than for inclusion in our proxy statement and related form of proxy for our 2012 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our Amended and Restated Bylaws and our rules and regulations no later than March 10, 2012 nor earlier than February 9, 2012, unless the date of our 2012 annual meeting is more than 30 days before or 60 days after June 8, 2012, in which case notice by the stockholder to be timely must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made or the tenth day following the day on which public announcement of the date of such meeting is first made. Any proxies solicited by the Board of Directors for the 2012 annual meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

        The notice shall contain the information required by the Bylaws, including: (i) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business and of the beneficial owners (if any) of the stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such proposal on the date of the stockholder notice, (iii) the class and number of shares of the Company which are held of record, beneficially owned or represented by proxy by the stockholders and by any other stockholders known by such stockholder to be supporting such proposal on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, (iv) any material interest of the stockholder in such proposal and (v) any other information that is required to be provided by the stockholder pursuant to the Bylaws.

        It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

By Order of the Board of Directors,

AARON JAGDFELD President and Chief Executive Officer

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on June 7, 2011, the day before the meeting date.

Vote by Internet

• Log on to the Internet and go to
www.envisionreports.com/GNRC
• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3 and every 1 YR for Proposal 4.

1.	Election of Class II Directors:			For	Withhold

	01 - Stephen Murray			☐	☐

				For	Withhold

	02 - Edward A. LeBlanc			☐	☐

			For	Against	Abstain

2.	Proposal to ratify independent public accounting firm for 2011.		☐	☐	☐

			For	Against	Abstain

3.	Say on Pay - An advisory vote on the approval of executive compensation.		☐	☐	☐

		1 Yr	2 Yrs	3 Yrs	Abstain

4.	Say When on Pay - An advisory vote on the approval of the frequency of shareholder votes on executive compensation.	☐	☐	☐	☐

OTHER BUSINESS The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Stockholders. If any other matter shall properly come before the annual meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

B  Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting. ☐

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

01BNJB

2011 Annual Meeting Admission Ticket

2011 Annual Meeting of the Stockholders of
Generac Holdings Inc.

June 8th, 2011, 9:00 AM Local Time
Marriott Milwaukee West

W231 N1600 Corporate Court, Waukesha, WI 53186

Upon arrival, please present this admission ticket
and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Generac Holdings Inc.

Notice of 2011 Annual Meeting of Stockholders

W231 N1600 Corporate Court, Waukesha, WI 53186

Proxy Solicited by Board of Directors for Annual Meeting — June 8, 2011

York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Dawn Tabat, Chief Operations Officer of Generac Holdings Inc., or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 8, 2011 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3 and every 1 Year for Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)